Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 033-17704 on Form N-1A of our reports each dated February 28, 2008 relating to the financial statements and financial highlights of Variable Insurance Products Fund V, including VIP Investment Grade Bond Portfolio, VIP Freedom Income Portfolio, VIP Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio and VIP Freedom 2030 Portfolio, VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio, VIP Freedom Lifetime Income III Portfolio, VIP Asset Manager Portfolio and VIP Asset Manager: Growth Portfolio, appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 25, 2008